Exhibit 99.1

TPI Announces Fiscal Year 2011 Financial Results

September 27, 2011

Tianyin Pharmaceutical Co., Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in patented biopharmaceutical, modernized traditional Chinese medicine, branded generics and other pharmaceuticals, announced the financial results for the Fiscal Year 2011.

Fiscal year 2011 ending June 30, 2011 financial highlights

  Revenue delivered $95.2 million, exceeding the guided $90.0 million revenue forecast for fiscal year 2011, a gain of 48.9% year over year from $63.9 million in fiscal year 2010;
  Income from operation increased 23.1% year over year to $18.1 million from $14.7 million in fiscal year 2010;
  Net Income (excluding non-cash equity compensation of $1.9 million) increased to $17.5 million, up 35.4% year over year from $13.0 million in fiscal year 2010; Net income exceeded previously guided $16.0 million net income forecast excluding non-cash equity compensation.
  Earnings per share increased to $0.55 per basic share, or $0.53 per diluted share, up from $0.47 per basic share, or $0.40 per diluted share in fiscal year 2010, a gain of 17.0% and 32.5%, respectively;
  Cash and cash equivalents totaled $31.7 million on June 30, 2011 or $1.12 per basic share in cash;
  Targeting Jiangchuan macrolide facility (JCM) GMP certification in October 2011; Reaffirming $30 million JCM macrolide API revenue for the first year of operation.

Fiscal year 2011 ending June 30, 2011 Results
	FY2011	FY2010	YoY
Sales	$95.2 million	$63.9 million	+48.9%
Gross Profit	$42.5 million	$33.3 million	+27.6%
Operating Income	$18.1 million	$14.7 million	+23.1%
Net Income	$15.6 million	$11.9 million	+31.1%
Net Income (pro forma)	$17.5 million	$13.0 million	+34.6%
EPS (Diluted)	$0.53	$0.40	+32.5%
Diluted Shares	29.7 million	30.1 million

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Sales for the fiscal year ended June 30, 2011 delivered $95.2 million for the fiscal year 2011 up 48.9% from $63.9 million for the fiscal year 2010, supported by our continuous sales channel expansion and market penetration for our current product portfolio especially the lead products. The results exceeded our targeted $90.0 million fiscal year 2010 guidance which validated our growth strategies. Among the revenue mix, the revenue contribution from TPI’s organic portfolio delivered $78.1 million a gain of 22.2% over $63.9 million in fiscal year 2010. We are exploring various growth strategies to sustain the current momentum. In addition to introducing distribution revenue from TMT and macrolide API revenue from JCM, for our core product portfolio, we are focusing on AAA and AA hospitals in major cities of China as an in-depth approach to develop high end hospital pharmaceutical market. The lead product sales are: Ginkgo Mihuan Oral Liquid (GMOL): $20.5 million, Apu Shuangxin Granules (APU) $6.6 million, Xuelian Chongcao (XLCC): $4.1 million, Azithromycin Dispersible Tablets (AZI): $3.9 million, Qingre Jiedu Oral Liquid (QRE): $2.9 million, which totaled $38.0 million or 48.7% of the organic portfolio revenue.

Cost of Sales for the fiscal year ended June 30, 2011 was $52.7 million or 55.4% of the revenue, compared with $30.6 million or 47.9% of the revenue for the fiscal year ended June 30, 2010. Our cost of sales primarily consists of the costs of direct raw materials, labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead. The increase of our cost of sales from the previous year was due to 1) the additional distribution business through TMT amounting to $17.1 million at 11% gross margin, 2) pricing pressure on generic pharmaceutical sales, and 3) increase of raw material costs.

Gross profit for fiscal year 2011 was approximately $42.5 million with 44.6% gross margins compared with $33.3 million with 52.1% gross margin for fiscal year 2010. The decrease in gross margins was attributable to the addition of TMT revenues, the distribution arm of TPI, whose gross margins average approximately 11%. The pricing pressure on our generic products also contributed to the reduction of the gross margins. During the fiscal year 2011, our organic product portfolio delivered approximately 52.0% gross margins, about 0.8% lower than 52.8% in fiscal year 2010. Given the blend of the TMT lower margin distribution revenue and recent gross margin reduction associated with our proprietary portfolio under the current pricing trend, we anticipate that our overall gross margin in the near term, on a quarter to quarter comparison basis, may trend lower, but on a sequential basis should stabilize and improve depending upon the revenue mix percentages of TMT revenue, upcoming JCM macrolide API revenue as compared to the proprietary portfolio’s revenue performance. The factors that influence the gross margins of our major products include 1) raw material price (85% of the cost of goods sold) and 2) production cost (15% of the cost of goods sold).

Operating and R&D Expenses were $24.4 million in fiscal year 2011 compared with $18.6 million in fiscal year 2010. Continuing sales payroll and marketing expense increases are the main components of the operating expenses. We anticipate these costs may continue to increase but will be in line with our revenue growth. Operating expenses also included $1.9 million of share-based compensation payment for TPI employees.

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Net income was $15.6 million in fiscal year 2011 compared with $11.9 million in fiscal year 2010. The increase in our net income was mainly driven by the revenue growth. The Pro forma net income excludes the non-cash share-based compensation payment: $17.5 million for fiscal year 2011 compared with $13.0 million for fiscal year 2010.

We have reached our target of 900 hospitals by the end of fiscal year 2011 ending June 30, 2011 from the 850 hospitals coverage at the beginning of fiscal year 2011.

Diluted earnings per share for the fiscal year ending June 30, 2011 were $0.53, up 32.5% from the earnings of $0.40 per diluted share for the fiscal year 2010, based on 29.7 million and 30.1 million shares, respectively.

Balance Sheet and Cash Flow

As of June 30, 2011, we had working capital totaling $38.5 million, including cash and cash equivalents of $31.7 million. Net cash generated from operating activities was $14.2 million for fiscal year 2011 as compared with $15.4 million for fiscal year 2010 which was mainly due to the change in fair value of warrant liability of $(1.6) million compared with $0.16 million in the previous year. In fiscal year 2011, the accounts receivable also improved: $9.0 million, or 9.5% of the total revenue as compared with $8.2 million, or 12.8% of the fiscal 2010 revenue. We believe that TPI is adequately funded to meet all of our working capital and capital expenditure needs for fiscal year 2012.

Net cash used in investing activities for the fiscal year ended June 30, 2011 totaled $(11.7) million compared with $(8.8) million in 2010 which were mainly related to JCM construction and pipeline development.

Net cash used in financing activities for fiscal year 2011 totaled $1.1 million which is related short term bank loan of $1.2 million, as compared with $8.0 million in fiscal year 2010 mainly due to the $(1.4) million paid dividends and $8.9 million additional paid in capital related to the 2009 financing.

Business Outlook

Jiangchuan Macrolide Project – JCM

JCM facility is currently under inspection for environmental and safety standards which will be immediately followed by the API production and GMP certification for the JCM project. We reaffirm our first year JCM macrolide API revenue forecast of $30 million.

Tianyin Medicine Trading Distribution Business – TMT

Since the signing of one-year distribution rights in last November with Jiangsu Lianshui Pharmaceutical to distribute 15 Lianshui-branded generic injection products including cough suppressant, antibiotics, and anti-inflammatory medicines, the TMT distribution business delivered $17.1 million in revenue.

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Future Forecast

We have met and exceeded the $90.0 million revenue guidance and the $16.0 million net income forecast excluding any non-cash expenses due to stock compensation plans or stock option expenses. As a result of the price reduction on generic pharmaceutical products nationwide as a result of the ongoing healthcare reform, our generic sales, which makes up approximately 40% of our total revenue, has been under pressure. Our analysis of the market condition suggests that although the pricing pressure is likely to continue, the JCM revenue along with the TMT distribution revenue are expected to support the growth of TPI for the coming fiscal year. We reaffirmed our forecast of $30 million for JCM revenue for its first year of operation. Management will continue to evaluate the Company’s business outlook and communicate any changes on a quarterly basis or as when appropriate.

Conference Call

Senior management will host the earnings conference call for the fiscal year 2011 ending June 30, 2011 at 9:00 a.m. Eastern Time on Tuesday, September 27, 2011.

Interested parties may access the call by dialing 1-877-941-2068 (U.S.) or 1-480-629-9712 (International).

The conference ID is 4474328. It is advisable to dial in approximately 5 minutes prior to the start of the call.

A replay will be available by calling 1-877-870-5176 or 1-858-384-5517 (International) from 09/27/2011 at 12:00 noon Eastern Time to 10/11/2011 at 11:59 pm Eastern Time.

Replay Pin Number:  4474328

About TPI

Headquartered at Chengdu, China, TPI is a pharmaceutical company that specializes in the development, manufacturing, marketing and sales of patented biopharmaceutical, modernized traditional Chinese medicines, branded generics and other pharmaceuticals. TPI currently manufactures a comprehensive portfolio of 58 products, 24 of which are listed in the highly selective national medicine reimbursement list, 7 are included in the essential drug list of China. TPI’s pipeline targets various high incidence healthcare indications. TPI has an extensive nationwide distribution network with a sales force of 730 sales representatives out of totaled 1,365 employees. For more information about TPI, please visit:  http://www.tianyinpharma.com.

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

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For more information, please contact:

Investors Contact: ir@tianyinpharma.com
Web: http://www.tianyinpharma.com
Tel: +86-28-8551-6696 (Chengdu, China)
+86 134-36-550011 (China)

Address:
23rd Floor Unionsun Yangkuo Plaza
No. 2, Block 3, South Renmin Road
Chengdu, 610041
China

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Consolidated Balance Sheets
	June 30,	June 30,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$31,724,906	$27,009,066
Accounts receivable, net of allowance for doubtful accounts of $510,903and $421,079 at June 30, 2011 and 2010, respectively	9,036,030	8,185,240
Inventory	4,932,353	3,588,824
Advance payments	1,639,820	382,980
Loans receivable	—	294,600
Other current assets	62,951	77,283
Total current assets	47,396,060	39,537,993

Property and equipment, net	27,465,915	14,968,822

Intangibles, net	15,339,194	15,232,286

Total assets	$90,201,169	$69,739,101

Liabilities and stockholders‘ equity
Current liabilities:
Accounts payable and accrued expenses	$2,063,792	$1,715,781
Accounts payable – construction related	1,824,067	2,248,849
Short-term bank loans	2,784,600	1,473,000
VAT taxes payable	674,974	658,312
Income taxes payable	930,418	861,614
Other taxes payable	124,154	19,564
Dividends payable	—	72,995
Other current liabilities	519,602	429,135
Total current liabilities	8,921,607	7,479,250

Warrants liability	—	4,733,872

Total liabilities	8,921,607	12,213,122

Stockholders‘ equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, 29,396,276 and 27,326,527 shares issued and outstanding at June 30, 2011 and 2010, respectively	29,396	27,326
Series A convertible preferred stock, $0.001 par value, -0- and 1,360,250 shares issued and outstanding at June 30, 2011 and 2010, respectively	—	1,360
Additional paid-in capital	30,065,452	25,046,388
Statutory reserve	5,409,764	3,732,883
Treasury stock	(111,587)	(111,587)
Retained earnings	39,374,018	25,530,906
Accumulated other comprehensive income	6,077,299	2,845,076
Total stockholders’ equity	80,844,342	57,072,352

Noncontrolling interest	435,220	453,627

Total equity	81,279,562	57,525,979

Total liabilities and equity	$90,201,169	$69,739,101

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Consolidated Statements of Operations
	For the Years Ended June 30,
	2011	2010

Sales	$95,200,928	$63,939,684

Cost of sales	52,698,030	30,594,639

Gross profit	42,502,898	33,345,045

Operating expenses
Selling expenses	17,711,034	12,796,881
General and administrative expenses	5,645,481	4,949,179
Research and development	1,072,519	852,848
Total operating expenses	24,429,034	18,598,908

Income from operations	18,073,864	14,746,137

Other income (expenses):
Interest income	132,766	53,537
Interest expense	(119,507)	(79,186)
Change in fair value of warrant liability	1,627,551	(156,864)
Other expenses	—	(39,518)
Total other income (expenses)	1,640,810	(222,031)

Income before provision for income taxes	19,714,674	14,524,106

Provision for income taxes	4,091,905	2,626,143

Net income	15,622,769	11,897,963

Less: Net income attributable to noncontrolling interest	(40,243)	11,677

Net income attributable to Tianyin Pharmaceutical Co., Inc.	15,663,012	11,886,286

Basic earnings per share	$0.55	$0.47
Diluted earnings per share	$0.53	$0.40

Weighted average number of common shares outstanding:
Basic	28,403,761	24,427,329
Diluted	29,743,174	30,081,685

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Consolidated Statements of Comprehensive Income
	For the Years Ended June 30,
	2011	2010

Net income	$15,622,769	$11,897,963

Other comprehensive income
Foreign currency translation adjustment	3,254,059	735,646

Total other comprehensive income	3,254,059	12,633,609

Total Comprehensive income	18,876,828	12,790,473

Less: Comprehensive income attributable to the noncontrolling interest	(18,407)	453,627

Comprehensive income attributable to
Tianyin Pharmaceutical Co., Inc.	$18,895,235	$12,179,982

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Consolidated Statements of Cash Flows
	For the Years Ended June 30,
	2011	2010
Cash flows from operating activities:
Net Income	$15,622,769	$11,897,963
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	1,187,770	953,767
Change in fair value of warrant liability	(1,627,551)	156,864
Provision for bad debts	67,081	247,131
Loss on disposal of fixed assets	—	39,518
Share-based payments	1,913,453	1,037,686
Changes in current assets and current liabilities:
Accounts receivable	(496,491)	(2,770,322)
Inventory	(1,136,316)	239,233
Advance payments	(1,208,960)	—
Other current assets	15,616	606,785
Accounts payable and accrued expenses	269,732	315,202
Accounts payable – construction related	(525,314)	2,239,231
VAT taxes payable	(43,643)	222,833
Income tax payable	24,928	366,845
Other taxes payable	128,822	(19,223)
Dividends payable	(72,995)	(252,422)
Other current liabilities	67,315	119,007
Total adjustments	(1,436,553)	3,502,135

Net cash provided by operating activities	14,186,216	15,400,098

Cash flows from investing activities:
Loans receivable	302,240	(293,340)
Additions to property and equipment	(124)	(59,946)
Additions to construction in progress	(12,017,851)	(5,749,230)
Additions to intangible assets-drug	—	(2,742,729)

Net cash used in investing activities	(11,715,735)	(8,845,245)

Cash flows from financing activities:
Proceeds from short-term bank loans	1,208,960	66,002
Additional paid-in capital	—	8,894,828
Dividends declared and paid	(143,019)	(1,409,079)
Capital contribution from minority shareholder of JCM	—	440,010

Net cash provided by financing activities	1,065,941	7,991,761

Effect of foreign currency translation	1,179,418	110,229

Net increase in cash and cash equivalents	4,715,840	14,656,843

Cash and cash equivalents at beginning of year	27,009,066	12,352,223

Cash and cash equivalents at end of year	$31,724,906	$27,009,066

Supplemental schedule of non-cash activities
Advance payments for intangible assets-drug	$—	$808,152
Warrants liability effected on additional paid-in capital	$3,106,321	$(4,577,008)

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